Exhibit 21

Form 10-K Item 15A (3) Exhibit 21

A. T. Cross Company

Subsidiaries, Branches and Divisions

A.T. Cross (Asia Pacific) Limited,
Hong Kong Branch
Hong Kong Special Administrative Region,
People's Republic of China

A.T. Cross (Asia Pacific) Limited,
Taiwan Branch
Taipei, Taiwan, Republic of China

A.T. Cross Benelux B.V.,
Woerden, The Netherlands

A.T. Cross (Canada), Inc.,
Toronto, Ontario, Canada

A.T. Cross Company,
French Branch
Paris, France

A.T. Cross Deutschland GmbH,
Mainz, Federal Republic of Germany

A.T. Cross Iberia, S.L.,
Madrid, Spain

A.T. Cross Limited,
Ballinasloe, Republic of Ireland

A.T. Cross (U.K.) Limited,
Luton, Bedfordshire, England

A.T.X. International, Inc.,
Lincoln, Rhode Island

A.T.X. Ireland Limited,
Ballinasloe, Republic of Ireland

Cross Company of Japan, Limited,
Tokyo, Japan

Cross Pen Computing Group,
A Division of A. T. Cross Company
Lincoln, Rhode Island

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